Exhibit 10.28
GRANT AGREEMENT
SMART MOVE, INC. 2006 EQUITY INCENTIVE PLAN
This Grant Agreement (“Grant Agreement”) made and entered into between Smart Move, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”) evidences the grant to Participant of an option to purchase shares of Company Stock (“Shares”) provided for below (the “Option”) pursuant to the Smart Move, Inc. 2006 Equity Incentive Plan (the “Plan”). This Grant Agreement and the Option granted hereunder is expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time-to-time. Capitalized terms used in this Grant Agreement and not defined herein shall have the meanings attributed to them in the Plan.
1. Grant of Option. The Company hereby grants to Participant an Option (the “Grant”) for the purpose and on the terms set forth below:

Purpose
This Grant is made for the purposes and in furtherance of the objectives set forth in the Plan and is designed to provide incentives to Participant to exert maximum efforts for the success of the Company and its subsidiaries (as “Employer”) and to align Participant’s interests with those of the Company’s stockholders. Participant recognizes that the Option represents a potentially significant benefit to Participant and is granted for the purposes stated herein.

Grant Date	[December 29, 2006]

Exercise Price of Option	[$4.73] per Share (being the closing price of the Company Stock on the Grant Date), which has been determined to be the Fair Market Value of a Share of the Company Stock on the Grant Date.

Type of Option	Incentive Stock Option

Any Option granted to an employee of the Company shall be an “Incentive Stock Option” or “ISO” as described in, and to the fullest extent permitted under Section 422 of the Code.

In the event that an Option granted to an employee exceeds the $100,000 limitation of Section 422(d) of the Code, the excess shall be treated as a “Nonqualified Stock Option” (which means any stock option that is not an ISO). An Option granted to a non-employee director, independent contractor or other person not eligible to receive an ISO grant under Section 422 of the Code shall be a Nonqualified Stock Option that is not intended to qualify as an ISO within the meaning of Section 422 of the Code.

Number of Shares covered by Option

Vesting
Subject to the provisions of the Plan and Participant’s continued employment with the Company, the Option shall vest and become exercisable as to [25% of the Shares covered by the Option on the Grant Date specified above and shall vest as to the balance (75% of the Shares covered by the Option) in equal quarterly increments over the next following 12 calendar quarters as of the end of each quarter commencing March 30, 2007.]

Term	Options expire ten (10) years from the Grant Date, subject to earlier termination of unexercised, vested Options as provided herein or as set forth in the Plan.
2. Exercise of Option.
a)
Manner of Exercise. Except as provided in the Plan, Participant may exercise a vested Option, in whole or in part, at any time during the term of the Option by providing written notice to the Company stating the number of Shares in respect of which the Option is being exercised accompanied by payment of the aggregate Exercise Price. Such written notice may be delivered in person or by certified mail to the Corporate Secretary of the Company or in such other form or manner as the Compensation Committee of the Board of Directors of the Company (the “Committee”) may approve or any administrative agent engaged by the Company may specify for such purpose. The Option may not be exercised with respect to a number of Shares that is less than the lesser of (i) twenty-five or (ii) the total number of Shares remaining available for exercise pursuant to this Grant Agreement.

b)
Payment. In order for an exercise of the vested Option to be effective, Participant must pay the aggregate Exercise Price and any withholding taxes required to be withheld with respect to the Shares being purchased. Such payment shall be made to the Company in cash or pursuant to such other payment terms and arrangements as the Committee may accept.

3. Transferability of Option. The Options granted hereby shall not be transferable except in accordance with the following provisions:
a)	Limit on Transfers. During Participant’s lifetime, all Options shall be exercisable, only by Participant or by the legal guardian of a disabled Participant.

b)
Dispositions to Beneficiaries. Participant shall have the right to designate a beneficiary who shall be entitled to exercise Participant’s Options (subject to their terms and conditions) following Participant’s death, and to whom any amounts payable following Participant’s death shall be paid. Such designation shall be made in such manner and in accordance with such procedures as may be established by the Committee from time to time. If no beneficiary designation has been made to the Committee at the time of Participant’s death, then Participant’s beneficiary shall be deemed to be Participant’s estate or heirs pursuant to the laws of descent and distribution. In order to exercise a Option after Participant’s death, the beneficiary, or if no beneficiary designation has been made the personal representative of Participant’s estate or Participant’s lawful heirs, must agree to be bound by the provisions of the Plan and this Grant Agreement and to be treated as the “Participant” under the Plan and the Grant Agreement. All references to the “Participant” under the Plan and this Grant Agreement shall be deemed to refer to Participant’s beneficiaries, the personal representative of Participant’s estate or Participant’s heirs, as applicable after his or her death; provided, however, that references in the Plan or this Grant Agreement to the employment of a Participant or to the termination of such Employment or to any competitive activity by a Participant shall continue to refer to the employment or any competitive activity of Participant.

c)
Legal Restrictions on Transferability and Exercise. The Option covered hereby may not be exercised in any manner or at any time if the issuance of Shares upon the exercise of the Option or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. Participant agrees that if any of the Shares acquired by exercise of the Option granted hereunder are registered under the Securities Act of 1933, as amended, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Shares acquired by exercise of the Option will be made by Participant or by any successor under circumstances such that Participant or such successor may be deemed an underwriter, as defined in the Securities Act of 1933, as amended.

4. Withholding Taxes. If and to the extent Participant receives or is deemed to have received in connection with the Option, any amount that is required to be included in the gross income of Participant for federal income tax purposes and for which the Company has a tax withholding obligation, Participant shall pay to the Company or make arrangements satisfactory to the Committee no later than the date as of which such amount first becomes includible in Participant’s gross income regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. If approved by the Committee in its sole discretion, the minimum required withholding obligations may be settled with Shares, including without limitation Shares otherwise delivered upon exercise of the Option. The obligations of the Company under the Plan and this Grant Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to Participant.
5. Applicability of Change of Control Provisions of the Plan. The Options and the Shares that may be purchased by exercise of the Options are subject to all provisions of the Plan, as in effect from time-to-time, and to all determinations of the Committee made in accordance with the terms of the Plan, including determinations and actions taken in the event of a change of control as defined in the Plan and as provided in Section 15 of the Plan. In accordance with said Section 15 of the Plan, for purposes of this Grant Agreement, the term Change in Control means the occurrence or applicability of a “change in control event” as set forth in Section 409(a) of the Code and any Internal Revenue Service regulations or other guidance issued thereunder. By executing this Grant Agreement, Participant expressly acknowledges: (i) receipt of the Plan; and (ii) the applicability of all provisions of the Plan and the terms of this Grant Agreement to the Option. In the event of any inconsistency between this Grant Agreement and the Plan, the Plan shall control.

6. Termination of Employment or Services. Upon termination of employment or the services of Participant, the Option may only be exercised as follows:
(a)	Termination for reasons other than disability, death or discharge for Cause.
(i)	Unvested Options Held on the Date of Termination. Any unvested Options held by Participant as of the date of termination shall immediately expire.

(ii)
Vested but Unexercised Options. The deadline for Participant’s exercise of any vested Stock Options held by Participant as of the date of termination of employment or services (“Termination Date”) shall be three (3) months after the Termination Date. Any vested but unexercised Stock Options not exercised on or before the Exercise Deadline shall immediately expire.

(b)
Termination for Cause; Post-employment conduct in contravention of this Grant Agreement. If the Committee determines that Participant has engaged in conduct that constitutes Cause at any time while Participant is employed by or provided service to the Employer or thereafter, any and all Options then outstanding shall immediately terminate. Participant shall automatically forfeit all rights with respect to any exercised portion of an Option for which share certificates otherwise issuable have not been delivered, subject to refund by the Company of the Exercise Price paid by Participant for such Shares.

(c)
Termination of employment or services on account of Participant’s death or Disability. In the event of the termination of Participant’s employment or services on behalf of the Employer as a result of Participant’s death or Disability, any unvested Options held by Participant on the date such termination occurs that are scheduled to vest on or before the first anniversary of the Termination Date shall immediately vest. Participant’s vested Options may be exercised by Participant (or Participant’s beneficiaries or estate, in the case of Participant’s death) until the second anniversary of the date of termination of employment or services. Any unexercised Options held by Participant (or his or her beneficiaries or estate, in the case of death) which have not been exercised prior to such exercise deadline shall immediately expire and Participant (or Participant’s beneficiaries or estate) shall forfeit any right, title or interest in the unexercised Options.

Notwithstanding the provisions of Section 6(a)(ii) or 6(c) above, no Option may be exercised after the end of its originally specified term as set forth in Section 1.
7. Modification; Waiver. Except as provided in the Plan or this Grant Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to take certain actions in the event of a Change of Control and that the Committee shall have the right to amend an outstanding Option in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion that any of the following apply: (i) a fundamental change of circumstances that frustrates any purpose or objective of the Plan has occurred; (ii) it is necessary or appropriate to do so in light of its interpretation of any law, regulation or rule or amendments thereto, including accounting rules, applicable to the Plan which the Committee believes may impair the rights of the Company, its shareholders or Participants; or (iii) the Committee believes such amendment to be required or appropriate in order to conform the Option to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

All determinations permitted or required hereunder and/or pursuant to the Plan regarding enforcement, waiver or modification of terms and provisions applicable to the Option shall be made by the Committee in its sole discretion. Determinations made under this Grant Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated. Participant’s signature to this Grant Agreement confirms Participant’s acknowledgement that the terms of the Plan and this Grant Agreement are reasonable and Participant agrees not to challenge the reasonableness of such provisions, even where forfeiture of Options is the penalty for violation.
8. Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:
If to Participant:
to Participant’s most recent address on the records of the Company
If to the Company:
Smart Move, Inc.
5990 Greenwood Plaza Blvd. No. 2, Suite 390
Greenwood Village, CO 80111
Attn: Human Resources
(or to such other address as the party in question shall from time to time designate by written notice to the other parties).
9. Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all Stock Options made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
10. Securities Law Restrictions. The Option covered by this Grant Agreement will be exercised and Shares issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law. Participant will be deemed to have represented and warranted that upon exercising Participant’s Option, Participant will acquire the Shares of the Company pursuant to the Plan for Participant’s own account, that Participant will not take the Shares with a view to distribution and that Participant will dispose of the Shares only in compliance with Rule 144 promulgated under the Act (“Rule 144”) or in any other manner as will not violate the Act and the rules and regulations promulgated under the Act, and any other applicable securities law.

11. Non-Competition, Non-Solicitation and Intellectual Property Covenants.
In consideration of the Option herein granted and other consideration specified below, Participant agrees and stipulates as follows:
(a)
Non-competition and non-solicitation. Participant acknowledges that the Company has trade secrets and confidential information and that as a key employee of the company, Participant will have access to certain trade secrets and confidential information. In consideration of the Option herein granted and of the Company’s disclosure of trade secrets and other proprietary information, Participant agrees that during the term of Participant’s service as an employee of or consultant to the Company or any of its subsidiaries and for a period of twenty four (24) months after such employment or service terminates for any reason, Participant will not directly or indirectly or in any capacity on Participant’s own behalf or on behalf of others:

i)
Call upon any person or entity which was at any time during the preceding 12-month period a customer or supplier of the Company or its subsidiaries for the purpose of diverting, taking away business of, or selling products or services competitive with products or services provided by the Company or its subsidiaries;

ii)	Alone or in any capacity on behalf of others solicit or induce any persons or persons employed by the Company within the preceding 12-month period to leave such employment;

iii)
Within North America or any of the states or territories of the United States of America, either as an employee, employer, consultant, agent, principal, partner, more that 5% shareholder, member, director, officer, financier, or in any other individual or representative capacity, engage or participate in any business or business activity that develops, designs, engineers, manufactures, markets, advertises, sells, leases, licenses or distributes or manages assets, products, software, asset tracking devices, systems or solutions, shipping containers, or which conducts business operations or performs services that are in competition with any product, sale or service activities conducted by the Company or its subsidiaries in relation to a Material Business Activity. Material Business Activity shall be defined as a business activity or line of business which comprised in excess of 20% of the Company’s revenue for the preceding 12-month period.

(b)
Intellectual property; Inventions and creative works. Participant shall disclose promptly to the Company any and all inventions, improvements, discoveries and the like (whether or not patentable), and all software, documentation, and other works of authorship, which Participant conceives, devises, develops, perfects, creates or uses, whether alone or with others during the term of Participant’s employment, and Participant hereby assigns to the Company all inventions and all rights (including without limitation, patent rights and copyrights) in such inventions, software, works of authorship and the like hereafter developed or conceived by Participant while performing such services for the Company.

(c)
Stipulations and enforcement. Participant acknowledges and agrees that the agreements and restrictions herein are reasonable and necessary for the protection of the Company and are an essential inducement to the Company’s grant of the Option. Participant agrees to be bound by the provisions of this Section 11 to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree and stipulate that it is their intent and mutual desire that if any of the restrictions contained in this agreement are held to be excessively broad as to duration, geographical scope, effect upon property rights or otherwise unenforceable, the court so holding shall reduce the geographic restriction and/or the duration of this agreement, or effect any other change to the extent, but only to the extent absolutely necessary to render the covenants or restrictions enforceable, while still giving effect to the parties’ expressed desire that Company be protected to the greatest extent possible under the applicable law. Each of the terms and provisions of this agreement is severable in whole or in part. Any term or provision found by the court to be invalid or illegal and not subject to reformation shall be excised by the court, and the remaining terms and provisions shall not be affected and shall remain in full force and effect. Participant acknowledges that Participant’s services to the Company or its subsidiaries involve such special knowledge of the Company’s business activities and trade secrets that any breach or threatened breach cannot be remedied solely by monetary compensation or damages. Accordingly, Participant agrees that any breach or threatened breach of any of the non-competition, non-solicitation and intellectual property covenants of this Section 11 shall allow the Company to seek injunctive relief restraining Participant or any other person, business or firm from committing or participating in such breach or anticipated breach, or engaging in any activity which shall constitute a breach of the provisions of this Section.

12. Participant’s Acknowledgement of Plan Administration Conditions. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE. OPTIONS UNDER THE PLAN ARE GRANTED IN A DISCRETIONARY FASHION, AND THE GRANT OF ONE OR MORE OPTIONS UNDER THE PLAN SHALL NOT GIVE RISE TO A RIGHT IN ANY EMPLOYEE OR CONSULTANT TO RECEIVE ADDITIONAL OPTION GRANTS IN THE FUTURE. FURTHER, THE BOARD OF DIRECTORS RETAINS THE RIGHT, IN ITS SOLE DISCRETION, TO TERMINATE THE PLAN FOR ANY REASON, OR NO REASON, AT ANY TIME. PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS THEREOF.

IN WITNESS WHEREOF, the Company has caused this Grant Agreement to be executed by its duly authorized officer and Participant            has executed this Grant Agreement to confirm Participant’s agreement to all of the terms and conditions set forth herein.

PARTICIPANT:	SMART MOVE, INC.

By:

Name:	Name:

Participant Residence Address	Title: